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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' in Amendment No. 2 to the Registration Statement Nos. 33-60203 and 33-60203-01 on Form S-3 and related Prospectus of Time Warner Inc. ('TWI') and Time Warner Financing Trust for the registration of 12,057,561 Preferred Exchangeable Redemption Cumulative Securities ('PERCS'), the guarantee of the PERCS by TWI, the exchange rights of TWI, and the subordinated notes of TWI, and to the incorporation by reference therein of our reports dated February 7, 1995, with respect to the consolidated financial statements and schedule of TWI and Time Warner Entertainment Company, L.P. included in TWI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995 ('TWI's 1994 Form 10-K'), and our report dated March 3, 1995, with respect to the combined financial statements of the Time Warner Service Partnerships incorporated by reference in TWI's 1994 Form 10-K, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          ERNST & YOUNG LLP

New York, New York
August 3, 1995